UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2018

Midwest Holding Inc.
(Exact name of registrant as specified in its charter)

NEBRASKA	000-10685	20-0362426
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2900 South 70th Street, Suite 400
Lincoln, Nebraska 68506
(Address of principal executive offices) (Zip Code)

(402) 489-8266
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 – Entry into a Material Definitive Agreement.

On November 30, 2018, American Life & Security Corp. (“American Life”), a wholly owned subsidiary of Midwest Holding Inc. (“Midwest”), entered into an Assumption and Indemnity Reinsurance Agreement (the “Agreement”) with Unified Life Insurance Company, a Texas domiciled stock insurance company (the “Reinsurer”). The Agreement provides, among other things, as follows:

1. Upon Closing (defined below), and from and after an effective date deemed to be July 1, 2018 (the “Effective Date”), American Life ceded and the Reinsurer agreed to reinsure, on an indemnity reinsurances basis, 100% of the liabilities and obligations under substantially all of American Life’s life, annuity and health policies (the “Policies”).

2. As soon as possible following Closing following the receipt of regulatory approval, the Reinsurer will prepare and deliver a certificate of assumption and other materials to policy holders of American Life in order to effect an assumption of the Policies by the Reinsurer such that all of American Life’s rights and obligations under the Policies arising on and after the Effective Date are completely assumed by the Reinsurer without further indemnification or other obligations of American Life, except for liabilities, claims and obligations incurred before the Effective Date. The Reinsurer is obligated to indemnify American Life against all liabilities and claims and all of its Policy obligations from and after the Effective Date.

3. Closing (the “Closing”) of the Agreement is subject only to regulatory approval of the Nebraska Department of Insurance, which approval has been obtained, and the Agreement is now expected to close in December, 2018.

4. American Life will provide administrative services with respect to the Policies during a transaction period expected to end on or about February 1, 2019, at which time the Reinsurer will assume all administrative functions with respect to the Policies.

5. The Agreement contains customary representations and warranties of each party and certain undertakings by each party following Closing primarily regarding continued cooperation, transaction and administrative services with regard to the Policies.

6. The consideration to be paid by the Reinsurer and to be received by American Life under the Agreement upon Closing is $3,500,000, subject to minor settlement adjustments. At Closing, American Life will transfer the Statutory Reserves and Liabilities, as defined in the Agreement, directly related to the Policies, to the Reinsurer.

The foregoing description of the Agreement is qualified by its actual language, and a copy of the Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit
No.	Description
10.1	Assumption and Indemnity Reinsurance Agreement between American Life & Security Corp. and Unified Life Insurance Company dated November 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 6, 2018.

MIDWEST HOLDING INC.

By: /s/ Mark A. Oliver
Name: Mark A. Oliver
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Assumption and Indemnity Reinsurance Agreement between American Life & Security Corp. and Unified Life Insurance Company dated November 30, 2018.